UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

LINKWELL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-24977	65-1053546

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1104 Jiatang Road Jiading District, Shanghai China	201807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 21-5566-6258

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the previously disclosed stock purchase agreement (“Stock Purchase Agreement”) entered into on February 15, 2008, by and among Linkwell Corp. (“Linkwell Corp.”), its wholly owned subsidiary Linkwell Tech Group, Inc. (“Linkwell Tech”) and Ecolab Inc. (“Ecolab”), on May 30, 2008, Linkwell Corp., Linkwell Tech and Ecolab entered into a Linkwell Tech Group Inc. Stockholders Agreement (“Stockholders Agreement”), whereby both Linkwell Corp. and Ecolab are subject to, and benefit by, certain pre-emptive rights, transfer restrictions and take along rights relating to the shares of Linkwell Tech each holds.

Pursuant to the terms of the Stockholders Agreement, Ecolab has an option (“Put Option”) to put the 888,889 shares (“Shares”) of common stock, par value $0.001, of Linkwell Tech Ecolab purchased under the Stock Purchase Agreement, back to Linkwell Tech in exchange for, as determined by Linkwell Corp., cash in the amount of $2,400,000 or the lesser of (a) 10,000,000 shares of Linkwell Corp. common stock, or (b) such number of shares of Linkwell Corp. common stock as is determined by dividing (i) 3,500,000 by (ii) the average daily closing price of Linkwell Corp. common stock for the twenty days on which Linkwell Corp. shares of common stock were traded on the OTC Bulletin Board prior to the date the Put Option is exercised (“Put Shares”). The Put Option is exercisable during the period between the second and fourth anniversaries of May 30, 2008, upon the occurrence of certain events including material breach by Linkwell Tech or its subsidiaries, of the Consulting Agreement, Distributor Agreements or Sales Representative Agreement entered into in connection with the Stock Purchase Agreement.

Under the Stockholders Agreement, Ecolab also has a call right, exercisable if Linkwell Corp. is subject to a change of control transaction, to require Linkwell Corp. to sell to Ecolab all of the equity interests in Linkwell Tech, or any of Linkwell Tech’s subsidiaries, then owned by Linkwell Corp.

In addition, on May 30, 2008, Linkwell Corp. and Ecolab entered a registration rights agreement (“Registration Rights Agreement”) whereby Linkwell Corp. agrees to register the Put Shares if issued to Ecolab in accordance with the terms of the Stockholders Agreement.

The preceding descriptions of the terms of the Stockholders Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the Stockholders Agreement and the Registration Rights Agreement filed herewith as Exhibit 10.1 and 10.2 respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Linkwell Tech Group, Inc. Stockholders Agreement, dated May 30, 2008, by and among Linkwell Tech Group, Inc., Linkwell Corp. and Ecolab Inc.

Exhibit 10.2	Registration Rights Agreement, dated May 30, 2008, by and among Ecolab Inc. and Linkwell Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINKWELL CORPORATION

By: /s/ Xuelian Bian
Xuelian Bian
President and Chief Executive Officer
Date: June 5, 2008